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SBG LOGO

SECURITY BENEFIT LIFE
INSURANCE COMPANY ("SBL")
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A Member of the Security Benefit Group of Companies    700 SW Harrison St.
                                                       Topeka, Kansas 66636-0001

                             VARIFLEX LS APPLICATION
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1.  OWNER (APPLICANT)
    Name _____________________________________________
    Address __________________________________________
    __________________________________________________
    Sex M [ ]  F [ ]  Date of Birth___________________
    Tax ID or SSN ____________________________________
    Annuity Start Date _______________________________
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2.  JOINT OWNER
    Name _____________________________________________
    Address __________________________________________
    __________________________________________________
    Date of Birth ____________________________________
    Tax ID or SSN ____________________________________
    Relationship to Owner ____________________________
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3.  INITIAL PURCHASE PAYMENTS
    (min. $25,000) ___________________________________
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4.  ALLOCATION OF PURCHASE PAYMENTS
    Emerging Growth Series*               ____________%
    Growth Series*                        ____________%
    Worldwide Equity Series*              ____________%
    Social Awareness Series*              ____________%
    Specialized Asset Allocation Series*  ____________%
    Managed Asset Allocation Series*      ____________%
    Equity Income Series*                 ____________%
    Growth-Income Series*                 ____________%
    Global Aggressive Bond Series*        ____________%
    High Grade Income Series*             ____________%
    Money Market Series*                  ____________%
    Fixed Account                         ____________%
                                              100%
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5.  ANNUITANT (IF DIFFERENT FROM OWNER)
    Name _____________________________________________
    Address __________________________________________
    __________________________________________________
    Sex M [ ]  F [ ] Date of Birth ___________________
    Tax ID or SSN ____________________________________
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6.  PRIMARY BENEFICIARY
    Name _____________________________________________
    Address __________________________________________
    __________________________________________________
    Relationship to Owner ____________________________
    Date of Birth ____________________________________
    SSN ______________________________________________

    (UPON THE DEATH OF ANY OWNER, THE PRIMARY BENEFICIARY WILL RECEIVE ANY DEATH BENEFIT WHICH IS PAYABLE, ONLY IF THERE IS NO SURVIVING JOINT OWNER. SEE PROSPECTUS FOR DETAILS.)
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7.  SECONDARY BENEFICIARY
    Name _____________________________________________
    Address __________________________________________
    __________________________________________________
    Relationship to Owner ____________________________
    Date of Birth ____________________________________
    SSN ______________________________________________
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8.  TYPE OF ANNUITY CONTRACT
    [ ] Non Qualified       [ ] 401(a) (Qual. Pension/Profit Sharing)
    [ ] 403(b) (TSA)        [ ] 401(k) (Qual. Savings Plan)
    [ ] 408 (IRA)           Type of Plan:
    [ ] 408(k) - (SEP)      _________________________________________
    [ ] 408 (Simple)        _________________________________________
    [ ] 457 (Def. Comp.)
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9.  Will this annuity replace or change any other insurance or Annuity?  Yes [ ]
    [ ] No
    If yes, state company(ies) and contract number(s) __________________________ Type of contract ___________________________________________________________
    If 1035 exchange or other transfer of assets, attach: (1) exchange form(s) or letter(s); and (2) replacement form(s) if applicable.
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10. SPECIAL INSTRUCTIONS _______________________________________________________
    ____________________________________________________________________________
    ____________________________________________________________________________
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11. PLEASE CHECK THE FOLLOWING SERVICES THAT YOU WISH TO ELECT:
    Telephone Transfer Privilege

    [ ] I (We) authorize SBL to make transfers from subaccount to subaccount and/or change the allocation of future purchases based on telephone instructions. SBL has procedures to confirm that such instructions are genuine and will not be liable for any losses due to fraudulent or unauthorized instructions provided it complies with its procedures. SBL's procedures require that any person requesting a transfer by telephone provide the account number and the Owner's tax identification number and such instructions must be received on a recorded line. I (we) agree to hold harmless and indemnify SBL, its affiliates and employees and this account for: (1) any claim, loss, liability or expense arising out of any telephone transfer effected; or (2) any failure or overload to the telephone system provided that SBL complies with its procedures. The policy concerning telephone transfers may require an Owner who authorizes telephone transfers to bear the risk of loss from a fraudulent or unauthorized request.


V6845 (R6-96)

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12. [ ] AUTOMATIC DOLLAR COST AVERAGING
    Please establish an automatic transfer from ________________________________
                                                 (Subaccount or Fixed Account)
    (1) _______________________________
         (Subaccount or Fixed Account)
    (Please indicate the dollar or percentage split if going to one or more Subaccounts) (2) _______________________________
                      (Subaccount or Fixed Account)

    Please establish the transfer under the following option:

    Check only one:
    A. [ ] $___________________________ per transfer over _________months/years
    B. [ ] Fixed Period _____________ months/years
    C. [ ] Only Interest/Earnings over ___________ months/years. (Earnings will accrue for one time period - i.e. monthly, quarterly, etc. - from the effective date before the first transfer occurs.)

    Please make transfers:  [ ] Monthly      [ ] Quarterly

    I understand that automatic transfers are subject to: (1) the terms of my contract; (2) the current prospectus of Variflex LS; and (3) such other rules as SBL shall enact. I also understand that any automatic transfer from the Fixed Account may not exceed an amount which would exhaust that account within 12 months; and that Dollar Cost Averaging transfers may not exceed one each 30 days.
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13. [ ] ASSET REALLOCATION REQUEST
    Emerging Growth Series*               ____________%
    Growth Series*                        ____________%
    Worldwide Equity Series*              ____________%
    Social Awareness Series*              ____________%
    Specialized Asset Allocation Series*  ____________%
    Managed Asset Allocation Series*      ____________%
    Equity Income Series*                 ____________%
    Growth-Income Series*                 ____________%
    Global Aggressive Bond Series*        ____________%
    High Grade Income Series*             ____________%
    Money Market Series*                  ____________%
    Fixed Account                         ____________%

Please establish the Asset Reallocation option as follows:

Please make my first transaction on ________________________ and every 3 months
                                    Month      Day     Year
thereafter.

If no date is selected the first transaction will be made 3 months after the date of purchase. I understand that any transfer in my account which is not scheduled will cancel the asset reallocation option. To reinstate this service, I must complete an Asset Reallocation form and send it to SBL. The Fixed Account may not be used if the reallocation would violate the transfer provisions of the Fixed Account as stated in the prospectus. INITIAL PURCHASE PAYMENT WILL BE ALLOCATED BASED ON INSTRUCTIONS IN SECTION 4, UNLESS OTHERWISE INDICATED.
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I have been  given an  effective  Variflex  LS  prospectus  that  describes  the contract for which I am applying. I have been given an effective prospectus from the fund underlying each series above. If my annuity contract qualifies under
Section 403(b),  I declare that I know: (1) the limits on redemption  imposed by
Section 403(b)(11) of the IRS Code; and (2) the investment choices available under my employer's Section 403(b) arrangement to which I may elect to transfer my account balance. *I KNOW THAT ANNUITY PAYMENTS AND WITHDRAWAL VALUES, IF ANY, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT OF SBL ARE VARIABLE AND DOLLAR AMOUNTS ARE NOT GUARANTEED. I must give proof of my age before any annuity payments start. I must give proof to SBL that I am alive when each payment is due. The proof must be satisfactory to SBL. The amount paid and the application must be acceptable to SBL under its rules and practices. If they are, the Variflex LS contract applied for will be effective on its Contract Date. If they are not, SBL's liability will be limited to a return of amount paid.

REPRESENTATIVE'S STATEMENT - To the best of my knowledge, this application is not involved in replacement of life insurance or annuities, as defined in applicable Insurance Department Regulations, except as stated in question 9 above. I have complied with the requirements for disclosure and/or replacement.

__________________________________________________
Representative Signature and Number

__________________________________________________
Print Representative's Full Name and Phone Number

__________________________________________________
Broker/Dealer Name and Number

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                   TAX IDENTIFICATION NUMBER CERTIFICATION**
UNDER PENALTIES OF PERJURY I CERTIFY THAT:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
THE INTERNAL  REVENUE  SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF
THIS  DOCUMENT   OTHER  THAN  THE   CERTIFICATIONS   REQUIRED  TO  AVOID  BACKUP
WITHHOLDING.
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Dated at ________________________________________
this _______ day  of ______________________ 19___
_________________________________________________
                Owner Signature
_________________________________________________
            Joint Owner/Signature
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**CERTIFICATION  INSTRUCTIONS  - You must  cross  out item (2) above if you have been notified by IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. For contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.
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[ ] Check this box if you would like a Statement of Additional Information.